6100 Uptown Blvd NE, Suite 600, Albuquerque, New Mexico 87110 | Tel: 505-255-4852|www.santafegoldcorp.com

SANTA FE GOLD TERMINATES TYHEE MERGER AGREEMENT

ALBUQUERQUE, New Mexico – March 21, 2014 – Santa Fe Gold Corporation (OTCBB: SFEG) today announced its termination of the previously announced definitive merger agreement with Tyhee Gold Corp. (TSX Venture: TDC) (“TYHEE”).

The merger agreement provides that in the event that Tyhee fails to consummate a qualified financing of at least $20 million on or before March 15, 2014, then Santa Fe may elect to terminate the merger Agreement. Because Tyhee failed to timely consummate a qualified financing, Santa Fe’s Independent Special Committee has determined that it is in the best interest of Santa Fe and its stockholders to terminate the merger agreement. As such, Santa Fe has provided Tyhee with notice of its election to terminate the merger agreement.

The merger agreement provides that Tyhee shall promptly pay to Santa Fe a “break fee” of $300,000 if Santa Fe terminates the merger agreement because Tyhee failed to timely consummate a qualified financing. Santa Fe has requested prompt payment of the break fee.

Santa Fe intends to resume discussions with certain private equity funds that have previously expressed an interest in pursuing a transaction with Santa Fe. Additionally, Santa Fe is interviewing several investment banks to engage as Santa Fe’s financial advisor.

ABOUT SANTA FE GOLD

Santa Fe Gold is a U.S.-based mining and exploration enterprise focused on acquiring and developing gold, silver, copper and industrial mineral properties. Santa Fe controls: (i) the Summit mine and Lordsburg mill in southwestern New Mexico; (ii) a substantial land position near the Lordsburg mill, comprising the core of the Lordsburg Mining District; (iii) the Mogollon gold-silver project, within trucking distance of the Lordsburg mill; (iv) the Ortiz gold property in north-central New Mexico; (v) the Black Canyon mica deposit near Phoenix, Arizona; and (vi) a deposit of micaceous iron oxide (MIO) in Western Arizona. Santa Fe Gold intends to build a portfolio of high-quality, diversified mineral assets with an emphasis on precious metals.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable US securities legislation. All statements, other than statements of historical fact, included herein are forward-looking statements. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2013 and its most recent quarterly reports filed with the United States Securities and Exchange Commission (the “SEC”), and other information released by the Company and filed with the appropriate regulatory agencies. All of the Company's US public disclosure filings may be accessed via www.sec.gov and readers are urged to review these materials.

To learn more about Santa Fe Gold, visit www.santafegoldcorp.com.

CONTACT:

Santa Fe Gold Corp
Pierce Carson, President and Chief Executive Officer
(505) 255-4852